SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:







                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100

                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 25, 1997

Dear Shareholder:

     You are invited to attend our 1997 annual meeting of shareholders, which will be held on Monday, April 28, 1997, beginning at eleven o'clock a.m., Chicago time, in a conference room on the 60th floor of the AT&T Building, located at 227 West Monroe Street, Chicago, Illinois.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1996 annual report is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.



                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President






                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 28, 1997

                              ___________

     The annual meeting of shareholders of Amli Residential Properties Trust will be held in a conference room on the 60th floor of the AT&T Building, located at 227 West Monroe Street, Chicago, Illinois on Monday, April 28, 1997, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect three Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify;

     2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 10, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees

                                  GREGORY T. MUTZ

                                  Chairman

Chicago, Illinois
March 25, 1997



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.





                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

                            PROXY STATEMENT

                              ___________

                    Annual Meeting of Shareholders
                       To Be Held April 28, 1997

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of Amli Residential Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Monday, April 28, 1997, at the AT&T Building, located at 227 West Monroe Street, Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 25, 1997.

                             ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by KPMG Peat Marwick LLP, independent auditors, and their report thereon dated February 28, 1997, are being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 10, 1997 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to Amli Residential Properties Trust, 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, attention: Secretary, which is the location of the Company's executive offices.

                           VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 14,828,703 Common Shares outstanding on the Record Date.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the Common Shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.





                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Three Trustees, constituting all of the Class III Trustees, are to be elected at the Annual Meeting. Such Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting and until their respective successors are elected and qualify, or until earlier death, resignation or removal. Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the three nominees listed below, unless the proxy specifies otherwise. Each of the nominees listed below is a member of the present Board. Messrs. Stephen G. McConahey and John G. Schreiber have been Trustees since February 28, 1994, and Mr. Allan J. Sweet has been a Trustee since the organization of the company. Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                         Stephen G. McConahey
                           John G. Schreiber
                            Allan J. Sweet


     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.




                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company has a nine-member Board of Trustees which includes, as required by the Company's Declaration of Trust, a majority of Trustees (presently five Trustees) who are not affiliated with Amli Realty Co. ("Amli") and its affiliates and successors (each a "Disinterested Trustee"). As of November 6, 1996, Amli is a wholly-owned subsidiary of UICI. Messrs. Mutz, Allen and Sweet have been Trustees since the organization of the Company. Messrs. Primo, Heilweil, McConahey and Schreiber have been Trustees since February 28, 1994. Mr. Tague and Ms. Gates have been Trustees since March 14, 1995. Each of the individuals named below as an executive officer of the Company accepted that position upon formation of the Company, except Messrs. Tague and Kraft, who accepted their positions in September, 1994, and Mr. Aisner, who accepted his position in 1996. Each of the officers of the Company named below, other than Messrs. Mutz and Allen, hold no positions with Amli and its affiliates (other than Amli Management Company (the "Management Company"), Amli Institutional Advisors, Inc. ("AIA") and Amli Residential Construction, Inc. ("Amrescon") (each such entity a "Service Company")) upon completion of the initial public offering of shares of the Company. Messrs. Mutz and Allen plan to retain all positions they currently hold with Amli and its affiliates and have agreed to devote more than one-half of their business time to the activities of the Company. Mr. Tague devoted approximately 75% of his time to the activities of the company in 1996 and, as of January 1997, is a full-time employee of the Company. Mr. Kraft was a full-time employee of Amli who devoted approximately 75% of his business time to the activities of the Company in 1996 and, as of January 1997, is a full-time employee of the Company.


NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        51   Chairman of the Board of Trustees
                            (term will expire in 1999)
John E. Allen          60   Vice-Chairman of the Board of Trustees
                            (term will expire in 1998)
Allan J. Sweet         49   President and Trustee
                            (term expires in 1997)
Philip N. Tague        48   Executive Vice President -
                            Development and Trustee
                            (term will expire in 1998)
Laura D. Gates*        46   Trustee (term will expire in 1999)
Marc S. Heilweil*      51   Trustee (term will expire in 1999)
Stephen G. McConahey*  53   Trustee (term expires in 1997)
Quintin E. Primo III*  42   Trustee (term will expire in 1998)
John G. Schreiber*     50   Trustee (term expires in 1997)
Robert S. Aisner       50   Executive Vice President - Development
Stephen C. Ross        39   Executive Vice President - Finance
Charles C. Kraft       49   Treasurer and Principal Accounting Officer
Curtis W. Walker       38   Senior Vice President - Acquisitions
Fred N. Shapiro        48   Vice President - Acquisitions

--------------------

     *    Each of these individuals is a Disinterested Trustee.





     The following is a biographical summary of the experience of the Trustees and executive officers of the Company and certain other significant employees of the Company

     Gregory T. Mutz. Mr. Mutz is Chairman of the Board of the Company, Chairman of the Board of Amli, which he co-founded with Mr. Allen in 1980 and Chairman of the Board of Amli Commercial Properties LLC, a 74% owned subsidiary of Amli. Mr. Mutz is a Director of Baldwin & Lyons, Inc.; a Director of CT&T Funds, a series of mutual funds sponsored by Chicago Trust Company; a Director of the National Multi-Housing Council; and a member of the National Association of Real Estate Investment Trusts ("NAREIT").
Mr. Mutz has twenty years of real estate experience. Prior to co-founding Amli, he was an officer with White, Weld & Co., Incorporated, a New York investment banking firm, and then Merrill Lynch Capital Markets Group upon its acquisition of White, Weld & Co., Incorporated (1976-78), and was associated with the Chicago law firm of Mayer, Brown & Platt (1973-76). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. He is also a member of the Urban Land Institute.

     John E. Allen. Mr. Allen is Vice-Chairman of the Board of the Company and President and a Director of Amli, which he co-founded with Mr. Mutz in 1980. Mr. Allen has over 23 years of real estate experience. Prior to co-founding Amli, he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. While with Mayer, Brown & Platt, Mr. Allen was involved extensively with equity financings and joint ventures for numerous real estate projects in the U.S. and abroad. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964. He is a member of NAREIT.

     Allan J. Sweet. Mr. Sweet is President of the Company and, prior thereto, had been with Amli for nine years. Most recently with Amli, Mr. Sweet was an Executive Vice-President responsible for multifamily acquisitions and asset management. Prior to joining Amli, Mr. Sweet was a partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a member of NAREIT, the Pension Real Estate Association and the National Multi-Housing Council.

     Philip N. Tague. Mr. Tague is Executive Vice President - Development of the Company and, through 1996, had been an Executive Vice President of Amli, with which he has been associated for the past 14 years. Prior to joining Amli, Mr. Tague was associated with the Chicago law firm of Mayer, Brown & Platt (1977-81). Mr. Tague received a B.A. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977.

     Laura D. Gates. Ms. Gates is Vice President for Museum Affairs at the Field Museum of Natural History in Chicago, a position she has held since 1994. Prior thereto, she was a Principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.

     Marc S. Heilweil. Mr. Heilweil is President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia. Prior thereto, he was President of Heilweil Hollander Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986.
Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.





     Quintin E. Primo III. Mr. Primo is Co-Chairman of Carter Primo Chesterton, L.P., a real estate investment advisory firm, a position he has held since 1992. Prior thereto, Mr. Primo was Managing Director and co-founder of Q. Primo & Company, Inc., a real estate investment banking firm, from 1988 to 1992. Prior thereto, he was Vice President of Citicorp Real Estate, Inc. Mr. Primo received a B.S. from Indiana University in 1977 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1979.

     Stephen G. McConahey. Mr. McConahey is President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, Inc.
Mr. McConahey is responsible for the firm's day-to-day operations, chairs the operating committee and is a member of the board of directors.
Formerly senior vice president of corporate and international development for Kemper Corporation, McConahey was named to his current position in 1994. He began his career with the firm in 1977 when he joined its predecessor Boettcher & Company, in Denver. In 1984 he was named chairman and chief executive officer of Boettcher. McConahey was appointed executive vice president of Kemper Financial Services in March 1990 and retained that title when he assumed the role of senior vice president of corporate and international development at Kemper Corporation in 1990. McConahey received his bachelor's degree from the University of Wisconsin and an M.B.A. from Harvard School of Business. Earlier in his career, McConahey received a White House Fellowship and served as special assistant to President Gerald Ford. Prior to his fellowship he was with the consulting firm of McKinsey & Co.

     John G. Schreiber. Mr. Schreiber is President of Schreiber Investments, Inc., a company which is engaged in the real estate investment business. He is also a senior advisor and partner of Blackstone Real Estate Advisors, an affiliate of the Blackstone Group, L.P. Mr. Schreiber is a Director of Urban Shopping Centers, Inc., a public company which is engaged in the regional shopping mall business, and a Director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of JMB Realty Corporation. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990 and an Executive Vice President of JMB Realty Corporation from 1979 to 1990.
Mr. Schreiber received a B.B.A. from Loyola University of Chicago in 1968 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1970.

     Robert S. Aisner is an Executive Vice President of the Company. He oversees development activities of AMLI in Dallas, Houston, Austin and Kansas City. Prior to joining the Company, Mr. Aisner was Vice President of HRW Resources and was responsible for the development and construction of the Kansas portfolio which was acquired by the Company in 1994. Mr. Aisner received his B.A. from Colby College in 1968 and an MBA from the University of New Hampshire in 1976.

     Stephen C. Ross. Mr. Ross is Executive Vice President - Finance of the Company. Mr. Ross previously had been with Amli for five years, most recently as Executive Vice President - Finance, overseeing debt financing. Prior thereto, he was Vice President, Property Acquisitions for JMB Realty Corporation (1981-1989). He is a member of the Urban Land Institute.
Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981.





     Charles C. Kraft. Mr. Kraft is the Treasurer of the Company and was Treasurer of Amli from 1983 through 1996. Prior to 1983, Mr. Kraft was associated with KPMG Peat Marwick (1968-1982), most recently as Senior Manager in that firm's national real estate practice. Mr. Kraft is a past Director of the Chicago Board of Realtors and a Certified Public Accountant. Mr. Kraft received an A.B. from Wabash College in 1968.

     Peggy D. Butterworth. Ms. Butterworth is an Executive Vice President for the Management Company and is responsible for the overall operations of the multifamily portfolio. She has been affiliated with AMLI for the past eight years. Formerly, Ms. Butterworth was Vice President-Marketing and Human Resources and Divisional Vice President for the Trammell Crow Company (1979-88). She attended Virginia Polytechnic Institute and State University and is a candidate for the Certified Property Manager designation with the Institute of Real Estate Management.

     Mark T. Evans.  Mr. Evans is a Senior Vice President with AMRESCON.
He has overall responsibility for estimating and purchasing for multifamily projects; budgets from the conceptual state to the final completion of a project; bid solicitations from subcontractors and suppliers; and product selection advisory. Mr. Evans has oversight responsibility for multifamily land development and construction in the Southeast and Midwest regions.
Mr. Evans previously was Director of Purchasing for Peachtree Residential Properties (1992-94); Vice President Purchasing/Estimator for Roberts Properties Construction (1990-92); and Senior Estimator for Grove. He graduated from the University of Florida in 1982.

     Rosita A. Lina. Ms. Lina is Senior Vice President and Controller of the Company and, prior thereto, had been with Amli for nine years, for whom she was Controller - Development and Management Operations. Prior to joining Amli, Ms. Lina was Accounting Manager with Urban Investment and Development Co. for four years. A Certified Public Accountant, Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965.

     Curtis W. Walker. Mr. Walker is Senior Vice President - Acquisitions of the Company. Mr. Walker had previously been with Amli for seven years with responsibility for acquisitions, and before that was a Senior Real Estate Investment Officer with Lomas & Nettleton Company in Austin, Texas. Mr. Walker received a B.B.A. from the University of North Texas in 1980.

     Bobby F. Green.  Mr. Green is President of AMLI Residential
Construction, Inc. and is responsible for multifamily land development and construction. He has been with AMLI for the past ten years. Prior thereto, he was Vice President and General Manager of the Grupe Company located in Atlanta (1984-86). Mr. Green received a B.B.A. from Georgia State University in 1962.

     Melissa D. Lavender. Ms. Lavender is a Senior Vice President for AIA and the Company. She has responsibility for marketing various aspects of the Company's capital market activities, both public and private, direct and indirect, including marketing co-investment opportunities. Prior to joining the Company, Ms. Lavender was Director of Investor Relations at Gables Residential Trust (1994-96); Director of Marketing for Draper & Kramer (1992-1994); and President of CitySearch (1989-1994). Ms. Lavender received a B.A. from Miami University in 1981 and an M.B.A. from the J.L. Kellogg Graduate School of Management, Northwestern University in 1988. She is a member of NAREIT, NIRI, REIAC and PREA.

     Robert C. Malpasuto. Mr. Malpasuto is the Chief Information Officer of the Company, a position he has held since he joined the Company in August 1995. For three years prior to that he was Director of Financial Development at Starwood Lodging Trust. Mr. Malpasuto received his B.A. from California State University (Northridge) in 1986 his M.B.A. in Finance from USC in 1991.





     Gregory A. O'Berry. Mr. O'Berry is Senior Vice President - Asset Management. For ten years prior to joining the Company in April 1995, Mr. O'Berry was associated with Lincoln Property Company, most recently as Vice President - Finance and Administration (Midwest). A 1982 graduate of the University of Illinois, Mr. O'Berry is a Certified Public Accountant and President-Elect of the Chicagoland Apartment Association.

     Fred N. Shapiro. Mr. Shapiro is Vice President - Acquisitions of the Company. Mr. Shapiro previously had been with Amli for nine years, most recently as a Vice President - Acquisitions. He is also responsible for coordinating Amli's efforts to minimize real estate tax assessments.
Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.





BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Executive Compensation and Real Estate Committees of the Board and does not have a standing nominating committee.

     Ms. Gates and Messrs. Heilweil and McConahey constitute the Audit Committee. Pursuant to the Company's by-laws, each member of the Audit Committee must be independent of management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice in 1996.

     Messrs. Primo, Heilweil, McConahey and Schreiber and Ms. Gates constitute the Executive Compensation Committee. Pursuant to the Company's by-laws, each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of old Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of the Executive Compensation Committee must be Disinterested Trustees. The Executive Compensation Committee determines the compensation of the Company's officers with base salaries exceeding $100,000 and administers the Company's option plan, performance incentive plan, executive share purchase plan, senior officer loan share purchase program, and certain other employee benefit plans. See "Option Plan," "Performance Incentive Plan," "Executive Share Purchase Plan," "Senior Officer Loan Share Purchase Program", "Incentive Compensation," "Retirement Savings Plan," "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met once in January, 1996 and once in May, 1996, and again in February, 1997. At the request of Messrs. Mutz, Allen and Sweet, the Executive Compensation Committee did not increase the salaries of these three executive officers for 1995 nor did it increase the salary of Mr. Sweet for 1996. The Executive Compensation Committee did approve the following increases for 1996 for Messrs. Mutz, Allen, and Tague, based primarily on the increased amount of their time being spent on the Company's business. The Executive Compensation Committee increased the salaries of Mr. Sweet and Mr. Tague for 1997. Most of Mr. Tague's increase was based on the increased amount of his time being spent on the Company's business.

                        1995                1996               1997
                       Salary   Increase   Salary   Increase  Salary
                      --------  --------  --------  -------- ---------
  Allen . . . . . .   $100,000   $25,000  $125,000  $   0     $125,000
  Mutz. . . . . . .   $100,000   $25,000  $125,000  $   0     $125,000
  Sweet . . . . . .   $200,000   $  0     $200,000  $ 15,000  $215,000
  Tague . . . . . .   $ 87,500   $62,500  $150,000  $ 65,000  $215,000

     Messrs. Mutz, Allen, Sweet, Primo and Schreiber constitute the Real Estate Committee. Messrs. Heilweil and McConahey are alternate members of the Real Estate Committee, serving in the event that Mr. Primo or Mr. Schreiber is unavailable for a meeting. Action by the Real Estate Committee requires approval of a majority of the members voting on any matter, and such majority must include any one of Messrs. Primo, Schreiber, Heilweil and McConahey. The Real Estate Committee is authorized to, among other things, approve, subject to certain limitations, the acquisition or development of additional apartment communities and the financing, refinancing or sale of the Company's existing apartment communities and other apartment communities acquired by the Company. The Real Estate Committee met five times during 1996.

     Four meetings of the full Board were held in 1996. Each Trustee who held such position in 1996 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.




                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Mutz, the chief executive officer of the Company, and the Company's five other most highly compensated executive officers during
1996, 1995 and 1994.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                       SALARY   BONUS  COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION      YEAR    ($)      ($)      ($) (3)       ($)       (NUMBER)     ($)       (4) ($)
------------------      ----   ------   -----  ------------  ----------  ----------   ------- ------------
Allan J. Sweet
 President and
 Trustee. . . . . . . . 1996  $200,000      --      $17,443          --      15,000         --     $15,255
                        1995  $200,000      --      $ 1,807          --      10,000         --     $ 9,685
                        1994  $175,000      --      $ 1,561          --      95,000         --     $   519
                                  (1)
Gregory T. Mutz
Chairman of the
 Board of Trustees. . . 1996  $125,000      --      $20,067          --      20,000         --     $15,624
                        1995  $100,000      --      $ 1,805          --      15,000         --     $ 7,185
                        1994  $ 87,500      --           --          --     100,000         --     $   269
                                  (1)
John E. Allen
 Vice Chairman of
 the Board of
 Trustees . . . . . . . 1996  $125,000 $12,500      $16,138          --      15,000         --     $13,380
                        1995  $100,000 $12,500      $   675          --      10,000         --     $ 7,185
                        1994  $ 87,500      --           --          --     100,000         --     $   269
                                  (1)
Philip N. Tague
Executive Vice
 President -
 Development and
 Trustee. . . . . . . . 1996  $150,000 $12,500      $15,079          --      20,000         --     $15,255
                        1995   $87,500 $12,500           --          --      15,000         --     $ 7,185
                        1994   $40,000 $15,000           --          --      67,500         --     $   269
                                  (1)     (2)




                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                       SALARY   BONUS  COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION      YEAR    ($)      ($)      ($) (3)       ($)       (NUMBER)     ($)       (4) ($)
------------------      ----   ------   -----  ------------  ----------  ----------   ------- ------------

Robert S. Aisner
 Executive Vice
 President -                     (1)
 Development. . . . . . 1996  $119,167 $20,000      $ 6,575          --      22,500         --      $   63
                        1995        --      --           --          --          --         --          --
                        1994        --      --           --          --          --         --          --
Stephen C. Ross
 Executive Vice
 President -
 Finance. . . . . . . . 1996  $124,000 $20,000      $   998          --       7,500         --      $8,845
                        1995  $120,000 $15,007           --          --       8,000         --      $5,827
                        1994   $96,250 $10,000           --          --      50,000         --        $519
                                  (1)     (2)

--------------------

(1)    Represents prorated annual salary for services performed for the Company and its subsidiaries from
February 15, 1994 (from July 1, 1994 for Mr. Tague) to December 31, 1994 or from January 29, 1996 to December 31,
1996 for Mr. Aisner. Annualized salaries for Messrs. Sweet, Mutz, Allen, Tague and Ross were $200,000, $100,000,
$100,000, $80,000 and $110,000, respectively, in 1994.  The annualized salary for Mr. Aisner was $130,000 in 1996.

(2)    Represents payments by the Company and its subsidiaries for services performed after February 15, 1994 with respect to Mr. Ross and July 1, 1994 with respect to Mr. Tague. Payments for services performed for prior employers before these dates were made by such employers.

(3)    The Company pays the cost of personal income tax preparation services for Mr. Sweet ($1,575 in 1996) and for 50% of the cost of personal income tax preparation services for Messrs. Mutz and Allen ($5,273 and $1,311, respectively, in 1996).  In 1996, $770, $33 and $998 for Mr. Sweet's, Mr. Allen's and Mr. Ross's respective shares of club dues are included in the amounts shown.  During 1996, Messrs. Sweet, Mutz, Allen and Tague each received
$14,794, and Mr. Aisner received $6,575, in compensation based on the 15% discount under the Executive Share
Purchase Plan.  During 1996, Mr. Sweet and Mr. Tague received $304 and $285, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers.





(4)    The employer contributions by the Company under the Retirement Savings Plan for Messrs. Sweet, Mutz,
Allen, Tague and Ross were $5,000, $3,125, $3,125, $5,000 and $4,668, respectively, during 1996, $5,000, $2,500,
$2,500, $2,500 and $4,443, respectively, during 1995 and $500, $250, $250, $250 and $500, respectively, during
1994. See "Retirement Savings Plan" below. The Company paid a $63 annual premium in 1996 and 1995 ($19 annual premium in 1994) to provide up to $50,000 of group term life insurance for each of its employees, including the named executive officers. During 1996 and 1995, Mr. Mutz was credited with $12,436 and $4,622, respectively;
Messrs. Allen, Sweet and Tague were each credited with $10,192 and $4,622, respectively; and Mr. Ross was credited with $4,114 and $1,321, respectively, in Performance Units (as defined under "Performance Incentive Plan" below)
as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units") in Amli Residential Properties, L.P. (the "Operating Partnership") underlying the
Performance Units respectively held by each of them. See "Long-Term Incentive Plan Awards" and "Performance
Incentive Plan" below.







OPTION GRANTS

     On January 29, 1996 and April 29, 1996, options for a total of 125,600 Units were granted by the Executive
Compensation Committee to 21 key employees and officers of the Company and its subsidiaries at exercise prices ranging from $20.06 to $20.19 per Unit.  On February 3, 1997, options for 137,000 Units were granted by the
Executive Compensation Committee to 35 key employees and officers of the Company and its subsidiaries at an exercise price of $23.50 per Unit.  Each Unit is exchangeable for one Common Share. The following table sets forth certain information with respect to individual grants of options to each of the executive officers named in the summary compensation table above.


                                                 INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                          ---------------------------                  VALUE AT ASSUMED
                                SECURITIES    PERCENT OF                            ANNUAL RATES OF SHARE
                                UNDERLYING  TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                 OPTIONS      GRANTED TO  EXERCISE OR                    OPTION TERM
                                 GRANTED      EMPLOYEES    BASE PRICE   EXPIRATION -----------------------
NAME                             (NUMBER)    IN 1996 (3)    ($/SHARE)    DATE (4)      5% ($)     10% ($)
----                            ----------  ------------- -----------   ----------  ----------  ----------

Allan J. Sweet                  10,000 (1)           3.8%      $20.19    2/15/2006    $126,925    $321,657
                                15,000 (2)           5.7%      $23.50    2/15/2007    $221,685    $561,794

Gregory T. Mutz                 15,000 (1)           5.7%      $20.19    2/15/2006    $190,388    $482,486
                                20,000 (2)           7.6%      $23.50    2/15/2007    $295,580    $749,059

John E. Allen                   10,000 (1)           3.8%      $20.19    2/15/2006    $126,925    $321,657
                                15,000 (2)           5.7%      $23.50    2/15/2007    $221,685    $561,794

Philip N. Tague                 15,000 (1)           5.7%      $20.19    2/15/2006    $190,388    $482,486
                                20,000 (2)           7.6%      $23.50    2/15/2007    $295,580    $749,059

Robert S. Aisner                15,000 (1)           5.7%      $20.19    2/15/2006    $190,388    $482,486
                                 7,500 (2)           2.9%      $23.50    2/15/2007    $110,843    $280,897

Stephen C. Ross                  8,000 (1)           3.1%      $20.19    2/15/2006    $101,540    $257,326
                                 7,500 (2)           2.9%      $23.50    2/15/2007    $110,843    $280,897








___________

(1) Represents aggregate options to purchase Units. Such options vest one-third each on February 15 of 1999, 2000 and 2001, respectively, or immediately in the event of the holder's death, disability, termination without cause or a change in control of the Operating Partnership.  These options were previously reported in the 1996 Proxy
Statement.

(2) Represents aggregate options to purchase Units. Such options vest one-third each on February 15 of 2000, 2001 and 2002, respectively, or immediately in the event of the holder's death, disability, termination without cause or a change in control of the Operating Partnership.

(3) Assuming options granted in February, 1997 were granted in 1996.

(4) Subject to earlier expiration twelve months after termination of the holder's employment with the Company and its affiliates.






AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 1996 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.




                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SECURITIES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE      OPTIONS AT YEAR-END (2)       YEAR-END ($) (3)
                             EXERCISE (1)   REALIZED   ---------------------------------------------------
NAME                          (NUMBER)        ($)      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ------------   --------   ----------- ------------- ----------- -------------
Allan J. Sweet                      0          --            0           120,000       0          $316,300
Gregory T. Mutz                     0          --            0           135,000       0          $346,638
John E. Allen                       0          --            0           125,000       0          $330,675
Philip N. Tague                     0          --            0           102,500       0          $258,825
Robert S. Aisner                    0          --            0            22,500       0          $ 47,888
Stephen C. Ross                     0          --            0            65,500       0          $203,040


___________

(1) None of the options held by such executive officers was exercisable through 1996.

(2) Represents aggregate options to purchase Units assuming that the options granted in February, 1997 were granted in 1996.

(3) Calculated based on the year-end share value of $23.375 per share and assuming that options granted in
February, 1997 were outstanding on December 31, 1996.






LONG-TERM INCENTIVE PLAN AWARDS

     Since January 30, 1995, 52,098 Performance Units (as defined under "Performance Incentive Plan" below), of which 48,300 original Performance Units remain outstanding as of March 4, 1997, were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to the Company's performance incentive plan.  During 1996, 13,750 Performance Units were awarded to 16 key employees and officers, and on February 3,
1997, 16,600 Performance Units were awarded to 30 key officers and employees.  See "Performance Incentive Plan"
below. The following table sets forth certain information with respect to individual awards of Performance Units to each of the executive officers named in the summary compensation table above.


                                                                              ESTIMATED
                                                                            FUTURE PAYOUTS
                                                                           UNDER NON-STOCK
                                                        PERFORMANCE OR     PRICE-BASED PLANS
                                 SHARES, UNITS OR        OTHER PERIOD      -----------------
                                   OTHER RIGHTS        UNTIL MATURATION         TARGET
NAME                               (NUMBER) (1)           OR PAYOUT           (NUMBER) (4)
----                             ----------------      ----------------    -----------------

Allan J. Sweet                           1,600                 (2)                  1,600
                                         2,000                 (3)                  2,000

Gregory T. Mutz                          3,100                 (2)                  3,100
                                         2,000                 (3)                  2,000

John E. Allen                            1,600                 (2)                  1,600
                                         1,600                 (3)                  1,600

Philip N. Tague                          1,600                 (2)                  1,600
                                         2,000                 (3)                  2,000

Stephen C. Ross                          1,250                 (2)                  1,250
                                         1,400                 (3)                  1,400

Robert S. Aisner                         1,400                 (4)                  1,400






___________

(1) Each Performance Unit is payable in one Unit.

(2) Performance Units will generally become payable upon the determination that the relevant performance objectives set by the Executive Compensation Committee have been met. The performance objective applicable to these Performance Units is the achievement by the Company of 4% compound annual growth in Funds from Operations
(as defined under "Incentive Compensation" below) during the five- to ten-year period commencing with the fiscal year beginning in 1995. Calculation of the Company's compound annual growth in Funds from Operations will initially be made as soon as practicable after the fiscal year end 2000, and if the performance objective has not been met at such calculation date, it will again be calculated as soon as practicable after each of the next four fiscal year ends until the performance objective has been met. If the performance objective has not been met during the period commencing in 1995 and ending on any of the fiscal year end calculation dates from 2000 to 2004, all these Performance Units will expire and none of the participants in the Performance Incentive Plan will receive any payments in respect thereof. If at any such calculation date it is determined by the Executive
Compensation Committee that the performance objective has been met, payments will be made to each eligible participant in an amount equal to one Unit for each Performance Unit (or cash equal to the fair market value of such number of Units in lieu thereof with respect to each Performance Unit held by persons subject to Section 16 of the Exchange Act).

(3) Performance Units will generally become payable upon the determination that the relevant performance objectives set by the Executive Compensation Committee have been met. The performance objective applicable to these Performance Units is the achievement by the Company of 4% compound annual growth in Funds from Operations during the five- to ten-year period commencing with the fiscal year beginning in 1996. Calculation of the
Company's compound annual growth in Funds from Operations will initially be made as soon as practicable after the fiscal year end 2001, and if the performance objective has not been met at such calculation date, it will again be calculated as soon as practicable after each of the next four fiscal year ends until the performance objective has been met. If the performance objective has not been met during the period commencing in 1996 and ending on any of the fiscal year end calculation dates from 2001 to 2005, all these Performance Units will expire and none of the participants in the Performance Incentive Plan will receive any payments in respect thereof. If at any such calculation date it is determined by the Executive Compensation Committee that the performance objective has been met, payments will be made to each eligible participant in an amount equal to one Unit for each Performance Unit
(or cash equal to the fair market value of such number of Units in lieu thereof with respect to each Performance
Unit held by persons subject to Section 16 of the Exchange Act).

(4) One Unit will be paid for each eligible Performance Unit upon the determination by the Executive Compensation
Committee that the performance objective has been met. No Units will be paid if the performance objective has not been met, and no Units in excess of the number of eligible Performance Units will be paid if the performance objective is exceeded. The numbers of Units set forth in the table reflect only Units payable on Performance Units awarded and do not reflect additional Performance Units which have been or will be received as distribution equivalents intended to mirror the value of quarterly distributions on actual Units. See "Performance Incentive
Plan" below.





OPTION PLAN

     The Company has adopted the Amli Residential Properties Option Plan (the "Option Plan") to provide incentives to attract and retain Trustees, officers and key employees and service providers. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grants of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 1,000,000. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of Common Shares or Units reserved for issuance, the number and kind of Common Shares or Units covered by outstanding awards and the exercise prices specified therein as it determines to be appropriate.

     Participants in the Option Plan, who may be directors, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. Trustees of the Company are also eligible to participate but, in the case of Trustees who are not also employees of the Company, only pursuant to automatic grants under a specified formula set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding REIT qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code. The exercise price is payable in cash. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Disinterested Trustees as described under "Compensation of Trustees" below.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer Options awarded to Service Company employees or service providers who are not also Trustees or officers of the Company subject to Section 16(a) of the Exchange Act is vested in the board of directors, or a committee of two or more directors, of the respective Service Company.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     On January 30, 1995, Options for 504,000 Units were granted to 22 key employees and officers of the Company and its subsidiaries at exercise prices equal to $20.50 per Unit for 456,500 Units and $18.25 per Unit for 47,500 Units. During 1995, 4,500 Options for Units previously issued were cancelled. During 1996, Options for 125,600 Units were granted to 21 key employees and officers of the Company and its subsidiaries at exercise prices ranging from $20.06 to $20.19 per Unit, and 23,000 Options for Units previously issued were cancelled. On February 3, 1997, Options for 137,000 Units were granted to 35 key employees and officers of the Company and its subsidiaries at exercise price equal to $23.50 per Unit. Mr. Mutz and the Company's five other most highly compensated officers received Options (in 1996 and on February 3, 1997) as set forth in the option grants table. See "Option Grants" above. Also, the Company's Independent Trustees received Options in 1996 as described under "Compensation of Trustees" below.


PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to the Company will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number of Performance Units which may be awarded and the aggregate number of Common Shares reserved for issuance upon exchange of Units issued under the Performance Incentive Plan as it determines to be appropriate.

     On February 3, 1997, 16,600 Performance Units were awarded to 30 key employees and officers of the Operating Partnership and the Service Companies on January 29, 1996, 13,750 Performance Units were awarded to 16 key employees and officers of the Operating Partnership and the Service Companies, and on January 30, 1995, 19,200 Performance Units were awarded to 14 key employees and officers of the Operating Partnership and the Service Companies. Mr. Mutz and the Company's five other most highly compensated officers received Performance Units at those times as set forth in the long-term incentive plan awards table. See "Long-Term Incentive Plan Awards" above.


EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board of Trustees effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of the Company are eligible to participate in the Executive Share Purchase Plan. Other eligible participants will be Trustees, officers and employees of the Company, the Operating Partnership and the Service Companies, designated by the Executive Compensation Committee of the Company or, in the case of Service Company employees, by the board of directors, or a committee of at least two directors, of the applicable Service Company.





     Eligible participants who are Trustees, officers or employees of the Company may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following the Company's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The number of Common Shares or Units which may be purchased is (i) for Trustees, the number of Common Shares with a fair market value, on the trading day immediately preceding the date of purchase, of $100,000 and (ii) for participants who are not Trustees, the number of Common Shares or Units, as applicable, with a fair market value, on the trading day immediately preceding the date of purchase, of the lesser of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.

     Participants electing to make purchases under the Executive Share Purchase Plan may receive a loan for up to 80% of the purchase price, provided that, in no event may a participant have more than $200,000 principal amount of loans outstanding at any time. All loans shall have a term of no more than 10 years and shall be secured by the Common Shares purchased or received in exchange for Units purchased with full recourse to the participant. All principal and interest under any loans will become due and payable (i) 60 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates for any reason other than death, retirement on or after attainment of age 62, or following a Change in Control of the Company (as described in the following paragraph), or (ii) 180 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates by reason of death, retirement on or after attainment of age 62, or following a Change in Control of the Company. The loans will bear interest at a rate of 150 basis points over the ten-year Treasury bond rate.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan under the Executive Share Purchase Plan) during the period ending on the earlier of (i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of the Company, or
(iii) the date that the participant terminates employment or service on the Board of Trustees, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of the Company's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of the Company's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 1996, seven Trustees and seven key officers and employees acquired a total of 35,700 Common Shares pursuant to this Plan. Total expense recorded in 1996 for the 15% discount, including the Service Companies' Share, was $116,714. In February 1997, four Trustees and one key employee acquired an additional 16,668 Common Shares pursuant to this Plan.


SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     At their February 1997 meeting, the Executive Compensation Committee of the Board of Trustees approved $2,500,000 in recourse loans to the four officers who are also Trustees to enable them to acquire on the open market 105,000 of the Company's Common Shares. The loan proceeds were disbursed on February 28, 1997 and all 105,000 shares had been acquired by March 4, 1997. These loans bear interest at 6.23% and have a term of nine years. The amount of each Trustee's loan is set forth in the footnotes to the security ownership table. See "Security Ownership" below.





INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards both a cash and a Common Share or Unit bonus to executive officers and certain key officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The primary targets are based upon annual increases in Funds from Operations (defined as income (loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus non-recurring formation expenses and certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 50% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 1994, 1995 and 1996 for the most highly compensated executive officers of the Company are set forth in the summary compensation table. See "Summary Compensation Table" above.


RETIREMENT SAVINGS PLAN

     The Company and its affiliates (including Amli) have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of the Company, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. At the end of each year, the Company or such entity will match up to 50% of each participating employee's contribution, to a maximum of $500 per employee. Employees are not vested in the Company's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage (3% for 1995 and 1996) of each eligible employee's compensation. All such contributions are invested in Common Shares.

     The employer contributions by the Company under the Retirement Savings Plan during 1994, 1995 and 1996 for the most highly compensated executive officers of the Company are set forth in footnote (4) to the summary compensation table. See "Summary Compensation Table" above.


COMPENSATION OF TRUSTEES

     Through March 31, 1996 the Company paid its independent Trustees an annual fee of $12,000 in cash. After March 31, 1996 the Company has paid its independent Trustees at the annual rate of $13,000, including $5,000 in cash and $8,000 in Common Shares. Messrs. Mutz, Allen, Sweet and Tague are not paid any Trustees' fees. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings.

     Pursuant to the Option Plan (described above), Messrs. Primo, Heilweil, McConahey and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, and each future independent Trustee will also be granted, effective as of the Trustee's initial election or appointment, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Primo, Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share). Additionally, each independent Trustee has been and will be, as of the close of each annual shareholders' meeting thereafter, be granted a ten-year Option for a number of Common Shares equal to $10,000 divided by the fair market value of a Common Share on the trading day immediately preceding the date of the grant. A Trustee's initial Options for 2,000 Common Shares are not exercisable until after the first anniversary of the date of grant; a Trustee's Options awarded periodically thereafter vest immediately. The exercise price is payable in cash.


NON-COMPETITION AGREEMENTS AND TERMINATION OF EMPLOYMENT

     Messrs. Mutz, Allen and Sweet have each entered into a non-competition agreement with the Company. The non-competition agreements entered into by Messrs. Mutz, Allen and Sweet prohibit each of them from engaging directly or indirectly in the multifamily residential property business other than on behalf of the Company during the period each of them is an officer or a Trustee of the Company and for a period of two years thereafter, unless the termination of their employment is without "Cause" (as defined in such agreements). Messrs. Mutz and Allen have agreed to devote at least one-half of their business time to the Company; Mr. Sweet has agreed to devote his full business time to the Company and its affiliates.

     In addition, the non-competition agreement for each of Mr. Allen and Mr. Sweet provides that if, after a "change in control" (as defined in such agreements) in the Company, such individual is terminated or ceases to be employed by the Company for any reason, Mr. Allen or Mr. Sweet, as the case may be, will (i) be entitled to receive a severance payment equal to the maximum amount that can be paid to him without being, or causing any other payment to be, nondeductible (in whole or in part) by the Company as a result of Section 280G of the Internal Revenue Code (which will generally be equal to 299% of his average annual total compensation during the preceding five years), and (ii) no longer be subject to the two-year non-competition restriction. If Mr. Mutz is terminated or ceases to be employed by the Company for any reason following a "change in control" in the Company, he will no longer be subject to the two-year non-competition restriction. "Change in control" for purposes of the non-competition agreements generally means the acquisition, whether by purchase, merger, sale, proxy, tender offer or otherwise, of generally at least a 25% interest in the Company by a person or group of commonly controlled persons, other than Amli, or a change in a majority of the Trustees in any two-year period without the consent of two-thirds of the Trustees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of all five members of the Board who are not employees of the Company, the Operating Partnership or a Service Company (the "Independent Trustees"). The Executive Compensation Committee reviews and approves all remuneration arrangements for the senior officers of the Company whose base salary exceeds $100,000 (the "Senior Executives"), administers the Option Plan, the Performance Incentive Plan, the Executive Share Purchase Plan, the Senior Officer Loan Share Purchase Program, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met one time in January, 1996, one time in May, 1996 and again in February, 1997 in connection with 1996 compensation matters.





     The Company's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to the Company's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of the Company's shareholders, focusing on long-term growth of Funds from Operation and increases in shareholder value. The Executive Compensation Committee, in administering the Company's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee discussed with senior management the cost and desirability of engaging an independent compensation consultant, but elected not to do so in 1996. The Executive Compensation Committee expects to continue to review this decision annually.

     The Company's executive compensation currently consists of an executive's base salary, cash bonus, Options under the Option Plan, discounted purchases under the Executive Share Purchase Plan, and Performance Units under the Performance Incentive Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. For 1996, the President received no salary increase, and salary increases adopted by the Executive Compensation Committee for each of the Chairman and Vice-Chairman were 25% and for the Executive Vice President - Development was 71.4%, reflecting in part the increased amount of time spent by these individuals on the Company's business. The other Senior Executives' salary increases in 1996 averaged 3.2%. For 1997, the President received a salary increase of 7.5%, the Chairman and Vice-Chairman received no salary increases, and Executive Vice President - Development (Mr. Tague) received an increase of 43.3% reflecting in part the increased amount of time spent by Mr. Tague on the Company's business. The other Senior Executives' salary increases in 1997 averaged 12.2%.

     BONUSES. The Company's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning growth in Funds from Operations and benchmarking Company Funds from Operations and stock price performance against those of a group of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. A cash bonus of $12,500 was paid to the Vice-Chairman in 1996 for 1995 performance and again in 1997 for 1996 performance; no such cash bonuses were paid to either the Chairman or the President. Cash bonuses payable to other Senior Executives in 1996 for 1995 performance averaged 7.5% of 1995 base salary. Cash bonuses payable to other Senior Executives in 1997 for 1996 performance averaged 10.0% of 1996 base salary.





     OPTIONS AND PERFORMANCE UNITS. Awards of Options under the Option Plan and of Performance Units under the Performance Incentive Plan are designed to utilize the award of interests in the Company and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in the success of the Company. As with cash bonuses, a portion of the awards under the Option Plan are based on predetermined Funds from Operations and stock price performance in both absolute and comparative terms and a portion are discretionary. Awards of Performance Units under the Performance Incentive Plan are discretionary, but their vesting generally depends on continued employment with the Company and Funds from Operations growth experience over the five years following their award. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in 1996 and in February 1997. A total of 38,500 Options were awarded in 1995 to Officers making more than $100,000 per year, a total of 100,000 were awarded in 1996 and a total of 86,000 were awarded in February, 1997. A total of 19,200 Performance Units were awarded to Officers making more than $100,000 per year in January, 1995, a total of 9,550 were awarded in January, 1996, and a total of 10,600 were awarded in 1997.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. For 1996, the Executive Compensation Committee evaluated the compensation of Mr. Mutz utilizing the same philosophy and procedures as are applied to other Senior Executives of the Company. Mr. Mutz's base salary for 1995 did not change from the prior year. Based in part upon the increased amount of time spent by Mr. Mutz on the Company's business, the Executive Committee approved a salary increase of $25,000 (25%) for 1996. Mr. Mutz's base salary for 1997 did not change from the prior year. As detailed under "Option Grants" and "Long-Term Incentive Plan Awards," the Executive Compensation Committee also awarded Mr. Mutz Options under the Option Plan and Performance Units under the Performance Incentive Plan based on his contributions to the Company's 1996 performance. The Committee awarded no cash bonus to Mr. Mutz.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's chief executive officer and the other four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to distribute 100% of its REIT taxable income and therefore avoid federal income tax, the Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 1996 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently believe that there is a risk of losing deductions in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.


                   EXECUTIVE COMPENSATION COMMITTEE

                            Laura D. Gates
                           Marc S. Heilweil
                         Stephen G. McConahey
                         Quintin E. Primo III
                           John G. Schreiber






PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from February 8, 1994, the effective date of the Company's initial public offering, to December 31, 1996. The graph assumes the investment of $100 in the Company and each of the indices on February 8, 1994 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


                                02/08/94  12/31/94  12/31/95  12/31/96
                                --------  --------  --------  --------

  Amli Residential
    Properties Trust. . . . .    $100.00    $97.00   $113.11   $143.51

  NAREIT Index. . . . . . . .    $100.00   $100.25   $115.56   $156.31

  S&P 500 Index . . . . . . .    $100.00    $98.02   $134.71   $165.65



     A $100.00 investment in the Company on February 8, 1994, after declining to $97.00 at December 31, 1994, increased to $113.11 at December 31, 1995 and increased again to $143.51 at December 31, 1996.

     The NAREIT Index, adjusted to $100.00 at February 8, 1994, increased to $100.25 at December 31, 1994, increased again to $115.56 at December 31, 1995, and increased again to $156.31 at December 31, 1996.

     The S&P 500 Index, adjusted to $100.00 at February 8, 1994, after declining to $98.02 at December 31, 1994, increased to $134.71 at December 31, 1995 and increased again to $165.65 at December 31, 1996.






            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE SERVICE COMPANIES

     Ninety-five percent of the voting common stock of each of the Service Companies is owned by Amli, which enables Amli to control the election of such companies' directors, the majority of which, in the case of each Service Company, cannot by charter be officers, directors or employees of Amli. The Operating Partnership owns 5% of the voting common stock and all of the nonvoting preferred stock of each of the Service Companies. The nonvoting preferred stock of each Service Company is generally entitled to dividends equal to 95% of all distributions made by the relevant company.

     During 1996, Amrescon paid $165,000 for the assets of Regents Management Corporation, whereupon a principal of that corporation became an employee of Amrescon and an executive officer of the Company. The assets acquired consist of furniture and equipment and the contracts for the construction of AMLI at Regents Center III and AMLI at Crown Colony II. An additional amount, not to exceed $30,000, will be paid in 1997 in conjunction with this transaction.

AMLI REALTY CO.

     Two properties which are managed by the Management Company are owned by a public limited partnership (LincAm Series 85 Limited Partnership), the 1% general partner of which is a corporation, the shares of which are owned equally by Amli and an affiliate of Lincoln National Corporation. This public partnership has more than 800 limited partners. These two properties were not acquired by the Company due to the time, cost and complexity that would have had to have been incurred to solicit the required consents from the limited partners of this partnership.

     The Management Company provides management and leasing services to each of the apartment communities owned by the Company or in which the Company owns an interest. The Company paid the Management Company management fees totaling $1,878,262 in 1996 with respect to the communities owned by the Company; affiliated partnerships paid the Management Company management fees totaling $1,096,808 in 1996 with respect to other communities in which the Company owns an interest. The master property management agreement with respect to the communities owned by the Company or in which the Company owns an interest had an initial term of three years, and was renewed for an additional three years on February 16, 1997; it may be terminated earlier by either the Management Company or the Operating Partnership upon an event of default by the other party.

     Pursuant to an administrative services agreement Amli provides the Company and its affiliates with certain administrative and other services with respect to certain aspects of their businesses, including, but not limited to, accounting services, payroll and tax services, data processing and other computer services, marketing services, human resources and other support services. The Company and its affiliates paid $295,000 in the aggregate to Amli during 1996 for such services, which amount was calculated on a basis intended to approximate the cost for these services and not to generate a profit. The disinterested members of the Board of the Company must annually approve renewal of the agreement and approve the allocable portion of the annual compensation payable to Amli for services rendered to the Company and the Operating Partnership. The Service Companies also must approve their respective allocable portions. The disinterested members of the Board and the board of directors of each of the Service Companies have each approved renewal of the administrative services agreement for a term ending on February 15, 1998. The Company believes that such administrative services agreement takes advantage of economies of scale and is upon terms that are fair to the Company and are at least as favorable as might be achieved in arms-length negotiations.





     The Company and its affiliates lease office space, for corporate and regional offices, from Amli at amounts which are not in excess of Amli's cost for such space. In 1996, the Company and its affiliates paid Amli $151,650 for office space in Chicago, which amount was less than Amli's cost for this space. The amount paid by the Company and its affiliates to Amli for office space is subject to adjustment in future years, based on prevailing market rates and the actual amount of space occupied, but not to a level in excess of Amli's cost. In 1996 Amrescon and the Management Company lease office space in Atlanta and Dallas directly from third-party lessors. Amli continues to provide the Company and its affiliates with office space at its Chicago headquarters. For 1997, the annual rate of $242,000 is less than Amli's cost for this space and has been computed based on prevailing market rates and the actual amount of space occupied.


CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and the Company. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Company, the Management Company, AIA and Amrescon paid $0, $178,000, $217,000 and $0, respectively, to the Operating Partnership pursuant to the corporate services agreement in 1996. The Company, the Operating Partnership, AIA and Amrescon paid $0, $278,000, $55,000 and $41,000, respectively, to the Management Company pursuant to the corporate services agreement in 1996.

     The corporate services agreement may be renewed each year for consecutive one-year terms, provided that the Company, the Operating Partnership, Amrescon, AIA and the Management Company mutually consent to each such renewal at least 60 days before the expiration of the then-current term. Each such entity has so consented to a renewal for a term until March 31, 1998. The corporate services agreement may be terminated earlier in the event that the Operating Partnership no longer owns more than 50% of the preferred stock of the Management Company, in the event of a material default by the Management Company, AIA, Amrescon, the Operating Partnership or the Company (which is not cured within certain specified time periods), or in the event of the voluntary or involuntary bankruptcy of the Management Company.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to the Company or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, the Company and the Operating Partnership for any damages arising out the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, the Company and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.






               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of March 4, 1997 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on March 4, 1997, (2) each Trustee of the Company and each executive officer of the Company named in the summary compensation table and (3) the Company's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units and Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Series A Preferred Shares") beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of March 4, 1997, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of March 4, 1997 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

UICI (3). . . . . . . . . . . . . . . . . . 2,658,945            17.8%
Harris Associates L.P.
  and Harris Associates Inc. (4). . . . . . 1,031,934             6.9%
Gregory T. Mutz (5) . . . . . . . . . . . .   175,532             1.1%
John E. Allen (6) . . . . . . . . . . . . .    68,383             0.4%
Allan J. Sweet (7). . . . . . . . . . . . .    89,436             0.6%
Philip N. Tague (8) . . . . . . . . . . . .    43,861             0.3%
Laura D. Gates (9). . . . . . . . . . . . .    12,128             0.1%
Marc S. Heilweil (10) . . . . . . . . . . .     8,100             0.1%
Stephen G. McConahey (11) . . . . . . . . .     9,894             0.1%
Quintin E. Primo III (12) . . . . . . . . .     3,405             0.0%
John G. Schreiber (13). . . . . . . . . . .     9,628             0.1%
Robert S. Aisner (14) . . . . . . . . . . .     2,000             0.0%
Stephen C. Ross (15). . . . . . . . . . . .    21,669             0.1%
All Trustees and executive officers
  as a group (13 persons) . . . . . . . . .   456,369             3.0%

----------

 (1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

 (2) Assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of March 4, 1997 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.





 (3) UICI is a publicly-traded (NASDAQ OTC) insurance and financial services company headquartered in Dallas, Texas. Directly and through wholly or majority-owned affiliates, UICI beneficially owned 836,859 Common Shares, 100,000 Series A Preferred Shares, and 1,722,086 Units, as follows:

       Amli Realty Co.. . . . . . . . . . .1,722,086   Units
       Amli Realty Co.. . . . . . . . . . .  298,859   Common Shares
       United Group Reinsurance, Inc. . . .  266,965   Common Shares
       United Group Reinsurance, Inc. . . .  100,000   Preferred Shares
       National Managers Life
         Insurance Company, Inc.. . . . . .  114,962   Common Shares
       Financial Services Reinsurance
         Ltd. . . . . . . . . . . . . . . .  104,273   Common Shares
       The MEGA Life and Health
         Insurance Company. . . . . . . . .   38,000   Common Shares
       U.S. Managers Life Insurance
         Company, Ltd.. . . . . . . . . . .   13,800   Common Shares
                                           ---------
                                           2,658,945
                                           =========

(4) Information with regard to Harris Associates, L.P. and Harris Associates, Inc. is based solely on Amendment No. 2 to Schedule 13G, dated January 31, 1997. Harris Associates, L.P. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
Harris Associates, Inc. is the sole general partner of Harris Associates, L.P., whose address is 2 North LaSalle Street, Suite 500, Chicago, Illinois 60602.

(5) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 114,778 Common Shares and 29,087 Units and held 31,667 currently exercisable Options to acquire Common Shares. Mr. Mutz was indebted to the Company in the amount of $848,555 on March 4, 1997.

(6) Mr. Allen, directly and through affiliates, beneficially owned 35,282 Common Shares and 1,434 Units and held 31,667 currently exercisable Options to acquire Common Shares. Mr. Allen was indebted to the Company in the amount of $661,472 on March 4, 1997.

(7) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 57,603 Common Shares and 1,833 Units and held 30,000 currently exercisable Options to acquire Common Shares. Mr. Sweet was indebted to the Company in the amount of $661,472 on March 4, 1997.

(8) Mr. Tague beneficially owned 43,861 Common Shares and was indebted to the Company in the amount of $661,472 on March 4, 1997.

(9) Ms. Gates beneficially owned 9,090 Common Shares and held 3,038 currently exercisable Options to acquire Common Shares. Ms. Gates was indebted to the Company in the amount of $230,474 on March 4, 1997.

(10) Mr. Heilweil beneficially owned 5,062 Common Shares and held 3,038 currently exercisable Options to acquire Common Shares.

(11) Mr. McConahey beneficially owned 6,856 Common Shares and held 3,038 currently exercisable Options to acquire Common Shares. Mr. McConahey was indebted to the Company in the amount of $67,990 on March 4, 1997.

(12) Mr. Primo beneficially owned 367 Common Shares and held 3,038 currently exercisable Options to acquire Common Shares.





(13) Mr. Schreiber beneficially owned 6,590 Common Shares and held 3,038 currently exercisable Options to acquire Common Shares on March 4, 1997. Mr. Schreiber was indebted to the Company in the amount of $67,990 on March 4, 1997.

(14) Mr. Aisner beneficially owned 2,000 Common Shares and was indebted to the Company in the amount of $29,337 on March 4, 1997.

(15) Mr. Ross beneficially owned 10,002 Common Shares and held 11,667 currently exercisable Options to acquire Common Shares.






                             SECTION 16(A)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1996, except that Amli, Mr. Mutz, Mr. Allen, Mr. Nate Shapiro, and Baldwin & Lyons, Inc. were late in reporting Amli's conversion of 100,000 preferred shares to common shares, which should have been reported by April 10, 1996 but was actually reported later in April 1996; Mr. Mutz was one month late in filing a Form 4 for a March 1996 purchase by a trust through which he indirectly beneficially owns Common Shares; Mr. Aisner and Mr. Walker were late in filing initial statements on Form 3 which should have been filed in February 1996; Mr. Schreiber was three days late in filing a Form 4 for a June 1996 purchase of Common Shares; and Mr. Ross was two months late in filing a Form 4 for a September 1996 sale of Common Shares by a partnership in which he is a partner.





                              PROPOSAL 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as the Company's independent auditors for 1997. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1997 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment.

     The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS


     Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its principal executive offices on or before November 24, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                      PROXY SOLICITATION EXPENSE


     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.